UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14,  2017

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12117 Bee Caves Road, Building Three, Suite 100, Austin, TX  78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2017, Vermillion, Inc. (the “Company”) announced the appointment of Robert Beechey as its Chief Financial Officer, effective as of December 18, 2017. Prior to joining the Company, Mr. Beechey, age 54, served in numerous financial and operational leadership roles. From 2015 to 2017, he served as Vice President and General Manager, BioAnalytical and ADME Laboratories at Q2 Solutions, a clinical trials laboratory joint venture between IQVIA Holdings Inc. (NYSE:IQV) and Quest Diagnostics Incorporated (NYSE:DGX).  From 2015 to 2016, Mr. Beechey served as Chief Financial Officer at Q2 Solutions, and from 2013 to 2015, Mr. Beechey served as Vice President Finance,  Global Laboratories at Quintiles Transnational Corporation (formerly NYSE:Q), a company that provided a full range of integrated product development and commercial development solutions to the pharmaceutical, biotechnology and medical device industries.  From 2011 to 2013, Mr. Beechey served as Vice President of Internal Audit at Quintiles. Prior to joining Quintiles, Mr. Beechey was Vice President Finance, Laboratory Consumables Division at ThermoFisher Scientific (NYSE:TMO). Mr. Beechey also held various financial leadership roles at Eastman Kodak Company. Mr. Beechey started his career at Arthur Andersen LLP, where he was a Senior Manager.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Beechey and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Mr. Beechey and any other person pursuant to which he was appointed as an officer of the Company.  Mr. Beechey does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Pursuant to the terms of an employment agreement, executed on December 14, 2017 (the “Employment Agreement”), between the Company and Mr. Beechey, the Company will pay Mr. Beechey an annual base salary of $280,000, beginning on December 18, 2017 (the “Effective Date”). In addition, Mr. Beechey will be eligible for a bonus of up to forty percent (40%) of his base salary (prorated for partial years) for achievement of reasonable performance-related goals to be defined by the Company’s Chief Executive Officer or Board of Directors. The Employment Agreement provides that on the Effective Date, the Company will grant Mr. Beechey options to purchase 150,000 shares of Company common stock with a per share exercise price equal to the closing price per share of Company common stock on the date of grant. The stock options vest 25% on each of the first four anniversaries of the grant date, subject to Mr. Beechey’s continued employment with the Company. If Mr. Beechey is terminated without cause or resigns for good reason (as these terms are defined in the Employment Agreement) at any time following the date that is six (6) months following the Effective Date, and provided that he complies with certain requirements (including signing a standard separation agreement release and complying with the non-competition provision in the Employment Agreement), under the Employment Agreement: (i) he will be entitled to continued payment of his base salary as then in effect for a period of nine (9) months following the date of termination; (ii) he will be entitled to continued health and dental benefits through COBRA premiums paid by the Company until the earlier of nine (9) months after termination or the time that he obtains employment with reasonably comparable or greater health and dental benefits and (iii) he will have a 12-month period after termination to exercise any and all of his vested options to purchase Company common stock (subject to earlier expiration at the end of the option’s original term). Additionally, the Employment Agreement provides that if Mr. Beechey’s employment is terminated without cause or for good reason within the 12-month period following a change of control (as such term is defined in the Employment Agreement), then, in addition to the benefits above, 100% of any then-unvested options to purchase Company common stock previously granted by the Company will vest upon the date of such termination (subject to earlier expiration at the end of the option’s original term).

Additionally, upon his relocation, Mr. Beechey will receive a $30,000 relocation bonus, which is subject to reimbursement to the Company if Mr. Beechey is terminated by the Company with cause or resigns for good reason within one year of his relocation date.

The Employment Agreement also contains a non-solicitation provision that applies until 12 months after the termination of the Employment Agreement.

 Mr. Beechey succeeds Eric Schoen, the Company’s Senior Vice President, Finance and Chief Accounting Officer, as the principal financial officer and principal accounting officer of the Company. As of December 18, 2017, Mr. Schoen stepped down from these roles and transitioned to a consulting role at the Company.

In connection with the transition, the Company and Mr. Schoen entered into a consulting agreement dated as of December 18, 2017 (the “Consulting Agreement”). Pursuant to the terms of the Consulting Agreement, Mr. Schoen will assist the Company,  as needed, providing accounting and finance services as directed by the Chief Financial Officer or Chief Executive Officer of the Company including,  but not limited to,  assistance in transition of financial leadership. The Company will pay Mr. Schoen $150 per hour for such consulting services, plus reimbursement for reasonable expenses. Mr. Schoen will also remain eligible for payout under the Company’s 2017 Corporate Incentive Plan as determined by the Compensation Committee of the Board of Directors,  provided that Mr. Schoen continues to render satisfactory services to the Company through the earlier of (1) (a) the date of the filing of the Company’s 2017 Annual Report on Form 10-K  with the Securities and Exchange Commission and (b) the date of the Company’s implementation of ASC Topic 606 (new revenue recognition rules) and (2)  the date Mr. Schoen is otherwise released from service at the Company’s option prior to the completion of the items described in the preceding clause (1).

The Consulting Agreement has an initial term of up to (5) months, after which it may be renewed by mutual agreement of the Company and Mr. Schoen.

The foregoing descriptions of the Employment Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Mr. Beechey as the Company’s Chief Financial Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

The following exhibits are being furnished as part of this report.

(d)         Exhibit No.Description

10.1Employment Agreement, executed on December 14, 2017, by and between Vermillion, Inc. and Robert Beechey

10.2Consulting Agreement, executed on December 18, 2017, by and between Vermillion, Inc. and Eric Schoen

99.1Press Release issued by Vermillion, Inc. on December 19, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: December 20, 2017	By:	/s/ Robert Beechey
Robert Beechey
Chief Financial Officer